Code of Ethics

1.	BACKGROUND
	Regulatory	authorities worldwide require The Cambridge Strategy (Asset Management)
	Limited	(“Cambridge”), as an investment adviser to clients in various jurisdictions, to
	adopt	a variety of rules of conduct, particularly concerning Personal Account (“PA”)
	Dealing,	which we have formalized in a Code of Ethics. The Code of Ethics contains
	provisions	designed to prevent “access persons” (as defined in Appendix 1 hereto) from
	engaging	in fraud and from PA dealing that is in conflict with client portfolios. In addition,
	certain	key “investment personnel” (as summarized below and defined in Appendix 1
	hereto)	of Cambridge are subject to further pre-clearance procedures with respect to their
	investment	in securities offered through an initial public offering (an “IPO”) or private
	placement	(a “Limited Offering”).
2.	KEY DEFINITIONS
	For	certain key definitions of capitalized terms used herein, see Appendix 1.
3.	GENERAL PROHIBITIONS UNDER THE RULE
	The	Rule prohibits fraudulent activities by affiliated persons of Cambridge. Specifically, it
	is	unlawful for any of these persons to:
	(a)	employ any device, scheme or artifice to defraud a Fund;
	(b)	make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;
	(c)	to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or
	(d)	to engage in any manipulative practice with respect to a Fund.
4.	COMPLIANCE OFFICERS
	In	order to meet our regulatory requirements, the Code of Ethics includes a procedure for
	detecting	and preventing material trading abuses and requires all Access Persons to report
	personal	securities transactions on an initial, quarterly and annual basis (the “Reports”) to
	Cambridge’s	compliance officer(the “Compliance Officer”).

The Cambridge Strategy (Asset Management) Limited, 7th Floor, Berger House, 36-38 Berkeley Square, London W1J 5AE

Ph:+44 20 7659 9820 Fax:+44 20 7659 9849

The Cambridge Strategy (Asset Management) Limited is authorised and regulated by the Financial Services Authority (FSA) UK.

5.	ACCESS PERSON REPORTS
	All	Access Persons must submit brokerage statements to the Compliance Officer for
	THEMSELVES	AND ANY IMMEDIATE FAMILY MEMBER residing at the same
	address.	The Access Person should arrange to have brokerage statements and transaction
	confirmations	sent directly to the Compliance Officer (see Appendix 3 for the form of an
	Authorization	Letter):
	(a)	INITIAL HOLDINGS REPORT. Within ten days of becoming an Access Person
		(and	the information must be current as of no more than 45 days prior to becoming
		an	Access Person), each Access Person must report the following information:
		(1)	The title and type of security, and as applicable the exchange ticker symbol
			or	CUSIP number, number of shares, and principal amount of each Covered
			Security	and/or Reportable Fund in which the Access Person had any direct
			or	indirect beneficial ownership when the person became an Access Person;
		(2)	The name of any broker, dealer or bank with whom the Access Person
			maintained	an account in which any securities were held for the direct or
			indirect	benefit of the Access Person; and
		(3)	The date the report is submitted by the Access Person.
	(b)	QUARTERLY TRANSACTION REPORTS. Within thirty days of the end of each calendar quarter, each Access Person must report the following information:
		(1)	With respect to any transaction during the quarter in a Covered Security
			and/or	Reportable Fund in which the Access Person had any direct or indirect
			beneficial	ownership:
			(i)	The date of the transaction, the title, and as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each Covered Security and/or Reportable Fund involved;
			(ii)	The nature of the transaction (i.e., purchase, sale);
			(iii)	The price of the Covered Security and/or Reportable Fund at which the transaction was effected;

The Cambridge Strategy (Asset Management) Limited, 7th Floor, Berger House, 36-38 Berkeley Square, London W1J 5AE

Ph:+44 20 7659 9820 Fax:+44 20 7659 9849

The Cambridge Strategy (Asset Management) Limited is authorised and regulated by the Financial Services Authority (FSA) UK.

(iv) The name of the broker, dealer or bank with or through which the transaction was effected; and
			(v)	The date that the report is submitted by the Access Person.
		(2)	With respect to any account established by the Access Person in which any
			securities	were held during the quarter for the direct or indirect benefit of the
			Access	Person:
			(i)	The name of the broker, dealer or bank with whom the Access Person established the account;
			(ii)	The date the account was established; and
			(iii)	The date that the report is submitted by the Access Person.
	(c)	ANNUAL HOLDINGS REPORTS. Each year, the Access Person must report the
		following	information (and the information must be current as of no more than 45
		days	prior to the date of the report):
		(1)	The title and type of security, and, as applicable, the exchange ticker symbol
			or	CUSIP number, the number of shares or the principal amount of each
			Covered	Security and/or Reportable Fund in which the Access Person had
			any	direct or indirect beneficial ownership;
		(2)	The name of any broker, dealer or bank with whom the Access Person
			maintains	an account in which any securities were held for the direct or
			indirect	benefit of the Access Person; and
		(3)	The date the report is submitted by the Access Person.
6.	ADMINISTRATION OF THE CODE OF ETHICS - REPORTING VIOLATIONS
	AND	CERTIFYING COMPLIANCE
	(a)	Cambridge must use reasonable diligence and institute policies and procedures
		reasonably	necessary to prevent its Access Persons from violating this Code of
Ethics;

The Cambridge Strategy (Asset Management) Limited, 7th Floor, Berger House, 36-38 Berkeley Square, London W1J 5AE

Ph:+44 20 7659 9820 Fax:+44 20 7659 9849

The Cambridge Strategy (Asset Management) Limited is authorised and regulated by the Financial Services Authority (FSA) UK.

(b)	On an annual basis, the Compliance Officer shall circulate the Code of Ethics and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood (an Annual Acknowledgement form is attached hereto as Appendix 4);
(c)	The Compliance Officer shall compare all Reports with completed and contemplated portfolio transactions of a Fund to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.
No Access Person shall review his or her own Report(s). The Compliance Officer shall appoint an alternate to review his or her own Reports.
(d)	On an annual basis, the Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations; and
(e)	On an annual basis, Cambridge shall certify to the board of Trustees/Directors of any U.S. registered investment company for which Cambridge serves as investment advisor or subadviser that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

7. COMPLIANCE WITH OTHER SECURITIES LAWS

This Code of Ethics is not intended to cover all possible areas of potential liability under the U.S. Investment Company Act or under local regulatory laws in general. For example, other provisions of Section 17 of the Investment Company Act in the U.S. prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund.

In addition, the Securities Exchange Act of 1934 in the U.S. may impose fiduciary obligations and trading restrictions on access persons and others in certain situations. It is expected that access persons will be sensitive to these areas of potential conflict, even

The Cambridge Strategy (Asset Management) Limited, 7th Floor, Berger House, 36-38 Berkeley Square, London W1J 5AE

Ph:+44 20 7659 9820 Fax:+44 20 7659 9849

The Cambridge Strategy (Asset Management) Limited is authorised and regulated by the Financial Services Authority (FSA) UK.

	though	this Code of Ethics does not address specifically these other areas of fiduciary responsibility.
8.	PROHIBITED TRADING PRACTICES
	(a)	No Access Person may purchase or sell directly or indirectly, any security or currency spot or forward contract in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such security or currency to his or her actual knowledge at the time of such purchase or sale:
		(i)	is being considered for purchase or sale by a Fund;
		(ii)	is in the process of being purchased or sold by a Fund (except that an Access Person may participate in a bunched transaction with the Fund if the price terms are the same in accordance with trading policies and procedures adopted by Cambridge); or
		(iii)	is or has been held by a Fund within the most recent 15 day period.
(b) Investment Personnel of a Fund or its investment adviser must obtain approval from
		the	Fund or the Fund’s investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.
(c) No Access Person may trade ahead of a Fund - a practice known as “frontrunning.”
(d) Any spot or forward currency trade up to the value of USD 250,000 is excluded from these prohibitions.
(e) Any transactions for your personal account that are otherwise permissible under these rules, must comply with the policies and procedures in Section 2 of Cambridge’s Compliance Manual.
9. SANCTIONS
		Sanctions	for any violation of this Code of Ethics may include, but are not limited to: (1) a written reprimand in the Access Person’s employment file; (2) a suspension from employment; and/or (3) termination from employment.

The Cambridge Strategy (Asset Management) Limited, 7th Floor, Berger House, 36-38 Berkeley Square, London W1J 5AE

Ph:+44 20 7659 9820 Fax:+44 20 7659 9849

The Cambridge Strategy (Asset Management) Limited is authorised and regulated by the Financial Services Authority (FSA) UK.

10.	RECORD RETENTION
	The	following records shall be maintained in accordance with Rule 17j-1(f) under the
Investment Company Act in the U.S.
	(a)	A copy of the Code of Ethics currently in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;
	(b)	A record of any violation of the Code of Ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years;
	(c)	A copy of each report made by an Access Person, as required by the Code of Ethics, must be maintained for at least five years, the first two years in an easily accessible place;
	(d)	A record of all persons, currently or within the past five years, who are or were required to make reports under the Code of Ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;
	(e)	A copy of each report required by section 6(d) and section 6(e) of the Code of Ethics must be maintained for at least five years, the first two years in an easily accessible place; and
	(f)	A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of the securities described in section 8(b) of the Code of Ethics, for at least five years after the end of the year in which the approval is granted.

The Cambridge Strategy (Asset Management) Limited, 7th Floor, Berger House, 36-38 Berkeley Square, London W1J 5AE

Ph:+44 20 7659 9820 Fax:+44 20 7659 9849

The Cambridge Strategy (Asset Management) Limited is authorised and regulated by the Financial Services Authority (FSA) UK.